Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS FIRST QUARTER 2019 RESULTS
Company provides update on deepwater Gulf of Mexico entry

THE WOODLANDS, TX – April 25, 2019 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its first quarter ended March 31, 2019. Total revenues for the first quarter of 2019 were $211.5 million compared to $247.7 million for the fourth quarter of 2018 and $227.3 million for the first quarter of 2018. Net income for the first quarter of 2019 was $1.3 million, or $0.01 per diluted share, compared to $10.6 million, or $0.11 per diluted share, for the fourth quarter of 2018, and $7.2 million, or $0.08 per diluted share, in the first quarter of 2018. First quarter 2019 results include the impact of the following:

•
$4.0 million of pre-tax charges ($2.7 million after-tax) associated with the modification of the Company's retirement policy applicable to cash and equity awards, to include the Company's executive officers (who were previously excluded from the eligible population under the Company’s retirement policy). These charges primarily reflect the acceleration of expense, as well as the incremental value associated with modifications to extend the exercise period of outstanding options for previously-granted awards for retirement eligible executive officers; and

•	$0.5 million of pre-tax charges for severance and related costs in the Fluids Systems segment ($0.4 million after-tax).
Combined, the impact of the above items resulted in a $4.5 million reduction in operating income and a $3.1 million reduction in net income ($0.03 per diluted share) in the first quarter of 2019.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Although the market softness and international contract transitions in our Fluids Systems segment had a greater than anticipated impact on first quarter results, we continue to be encouraged by our operational execution. Fluids revenues pulled back across all regions, resulting in a 10% sequential decline. In North America, Fluids revenues declined 4% sequentially to $116 million, reflecting the impact of the softer activity levels in the U.S. onshore market and lack of the typical seasonal improvements in Canada. A decline in our U.S. land business was partially offset by the start of two deepwater projects in the Gulf of Mexico, as our offshore market penetration efforts continue to gain momentum.
“Meanwhile, international Fluids revenues declined 21% sequentially, primarily reflecting the contract transitions in Algeria and Brazil, as well as the impact of project delays in Eastern Europe, as discussed on our previous quarter’s call,” added Howes. “Despite sequential margin improvements in our U.S. business, Fluids segment operating income was negatively impacted by the softer revenues, as well as the inherent cost inefficiencies that result from the contract transitions and project delays. In addition, the first quarter included the impact of $1.1 million of the charges described above, resulting in a 2.4% segment operating margin.

“In our Mats and Integrated Services segment, first quarter revenues were $51 million, reflecting the anticipated sequential decline from the record result in the fourth quarter, which benefitted from elevated year-end demand for direct sales, as well as strong weather-driven rental and service demand across industries,” added Howes. “Notwithstanding the sequential decline in revenues, the segment delivered a 27% operating margin, which benefitted from a favorable revenue mix, disciplined cost controls and our ongoing efforts to focus on opportunities that provide stronger returns, particularly given the tight U.S. labor market.
“Following the softer first quarter performance, we anticipate improvements in both segments as we progress through 2019, benefitting from improving market conditions, the execution of our current strategic growth initiatives, as well as the completion of our international contract transitions in Fluids,” added Howes. “In addition to the Gulf of Mexico projects now underway, we were also awarded the fluids work for an additional deepwater drillship with Shell Oil. This work is expected to begin in the second quarter and continue into early 2020.”
Segment Results
The Fluids Systems segment generated revenues of $160.7 million for the first quarter of 2019 compared to $177.7 million for the fourth quarter of 2018 and $177.4 million for the first quarter of 2018. Segment operating income was $3.9 million for the first quarter of 2019 compared to $8.2 million for the fourth quarter of 2018 and $10.5 million for the first quarter of 2018. The Fluids Systems segment operating income in the first quarter of 2019 includes $1.1 million of pre-tax charges related to the modification of the Company’s retirement policy and severance costs.
The Mats and Integrated Services segment generated revenues of $50.8 million for the first quarter of 2019 compared to $69.9 million for the fourth quarter of 2018 and $49.9 million for the first quarter of 2018. Segment operating income was $13.5 million for the first quarter of 2019 compared to $20.7 million for the fourth quarter of 2018 and $12.1 million for the first quarter of 2018.
Conference Call
Newpark has scheduled a conference call to discuss first quarter 2019 results and its near-term operational outlook, which will be broadcast live over the Internet, on Friday, April 26, 2019 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through May 9, 2019 and may be accessed by dialing 201-612-7415 and using pass code 13688608#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2018, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with legal and regulatory matters, including environmental regulations; our legal compliance; material weaknesses in our internal control over financial reporting; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments in our industry; severe weather and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
Revenues	$211,473	$247,664	$227,293
Cost of revenues	174,976	197,310	186,455
Selling, general and administrative expenses	30,742	29,645	26,954
Other operating loss, net	76	186	46
Operating income	5,679	20,523	13,838

Foreign currency exchange (gain) loss	(1,062)	822	225
Interest expense, net	3,656	4,205	3,300
Income before income taxes	3,085	15,496	10,313

Provision for income taxes	1,803	4,927	3,091
Net income	$1,282	$10,569	$7,222

Calculation of EPS:
Net income - basic and diluted	$1,282	$10,569	$7,222

Weighted average common shares outstanding - basic	90,111	90,640	89,094
Dilutive effect of stock options and restricted stock awards	2,267	1,938	2,637
Weighted average common shares outstanding - diluted	92,378	92,578	91,731

Net income per common share - basic:	$0.01	$0.12	$0.08
Net income per common share - diluted:	$0.01	$0.11	$0.08

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Revenues
Fluids systems	$160,653	$177,726	$177,379
Mats and integrated services	50,820	69,938	49,914
Total revenues	$211,473	$247,664	$227,293

Operating income (loss) (1)
Fluids systems	$3,874	$8,245	$10,477
Mats and integrated services	13,538	20,740	12,086
Corporate office	(11,733)	(8,462)	(8,725)
Total operating income	$5,679	$20,523	$13,838

Segment operating margin
Fluids systems	2.4%	4.6%	5.9%
Mats and integrated services	26.6%	29.7%	24.2%

(1)
Corporate office and Fluids Systems operating income (loss) for the three months ended March 31, 2019 includes charges of $3.4 million and $1.1 million, respectively, related to the modification of the Company's retirement policy and severance costs.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$54,486	$56,118
Receivables, net	250,053	254,394
Inventories	186,495	196,896
Prepaid expenses and other current assets	15,535	15,904
Total current assets	506,569	523,312

Property, plant and equipment, net	319,465	316,293
Operating lease assets	27,653	—
Goodwill	43,949	43,832
Other intangible assets, net	24,216	25,160
Deferred tax assets	4,712	4,516
Other assets	3,534	2,741
Total assets	$930,098	$915,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$1,955	$2,522
Accounts payable	72,355	90,607
Accrued liabilities	39,443	48,797
Total current liabilities	113,753	141,926

Long-term debt, less current portion	179,604	159,225
Noncurrent operating lease liabilities	21,577	—
Deferred tax liabilities	37,391	37,486
Other noncurrent liabilities	7,985	7,536
Total liabilities	360,310	346,173

Common stock, $0.01 par value (200,000,000 shares authorized and 106,425,568 and 106,362,991 shares issued, respectively)	1,064	1,064
Paid-in capital	622,554	617,276
Accumulated other comprehensive loss	(69,594)	(67,673)
Retained earnings	150,084	148,802
Treasury stock, at cost (16,128,867 and 15,530,952 shares, respectively)	(134,320)	(129,788)
Total stockholders’ equity	569,788	569,681
Total liabilities and stockholders' equity	$930,098	$915,854

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income	$1,282	$7,222
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	11,438	11,271
Stock-based compensation expense	4,969	2,289
Provision for deferred income taxes	(438)	381
Net provision for doubtful accounts	386	341
Gain on sale of assets	(2,339)	(383)
Amortization of original issue discount and debt issuance costs	1,481	1,309
Change in assets and liabilities:
(Increase) decrease in receivables	5,300	(5,928)
(Increase) decrease in inventories	10,139	(17,841)
(Increase) decrease in other assets	(273)	129
Increase (decrease) in accounts payable	(15,149)	18,511
Decrease in accrued liabilities and other	(14,527)	(17,168)
Net cash provided by operating activities	2,269	133

Cash flows from investing activities:
Capital expenditures	(17,467)	(10,696)
Proceeds from sale of property, plant and equipment	1,771	575
Refund of proceeds from sale of a business	—	(13,974)
Net cash used in investing activities	(15,696)	(24,095)

Cash flows from financing activities:
Borrowings on lines of credit	80,656	107,156
Payments on lines of credit	(61,524)	(81,224)
Debt issuance costs	(927)	—
Proceeds from employee stock plans	330	353
Purchases of treasury stock	(5,013)	(42)
Other financing activities	(1,169)	(545)
Net cash provided by financing activities	12,353	25,698

Effect of exchange rate changes on cash	(581)	812

Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,655)	2,548
Cash, cash equivalents, and restricted cash at beginning of period	64,266	65,460
Cash, cash equivalents, and restricted cash at end of period	$62,611	$68,008

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and/or that of other companies in our industry. In addition, management uses these measures to evaluate operating performance, and our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.

Consolidated	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Net income (GAAP) (1)	$1,282	$10,569	$7,222
Interest expense, net	3,656	4,205	3,300
Provision for income taxes	1,803	4,927	3,091
Depreciation and amortization	11,438	11,553	11,271
EBITDA (non-GAAP) (1)	$18,179	$31,254	$24,884

(1)
Net income and EBITDA for the three months ended March 31, 2019 include $4.0 million of pre-tax charges associated with the modification of the Company's retirement policy and $0.5 million related to severance costs. Net income and EBITDA for the three months ended December 31, 2018 include $2.0 million of pre-tax charges consisting primarily of severance costs and $0.5 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Fluids Systems	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Operating income (GAAP) (1)	$3,874	$8,245	$10,477
Depreciation and amortization	5,076	5,137	5,290
EBITDA (non-GAAP) (1)	8,950	13,382	15,767
Revenues	160,653	177,726	177,379
Operating Margin (GAAP)	2.4%	4.6%	5.9%
EBITDA Margin (non-GAAP)	5.6%	7.5%	8.9%

(1)
Operating income and EBITDA for the three months ended March 31, 2019 include $1.1 million of pre-tax charges associated with the modification of the Company's retirement policy and severance costs. Operating income and EBITDA for the three months ended December 31, 2018 include $2.0 million of pre-tax charges consisting primarily of severance costs and $0.5 million of non-capitalizable expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Mats and Integrated Services	Three Months Ended
(In thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Operating income (GAAP)	$13,538	$20,740	$12,086
Depreciation and amortization	5,365	5,533	5,114
EBITDA (non-GAAP)	18,903	26,273	17,200
Revenues	50,820	69,938	49,914
Operating Margin (GAAP)	26.6%	29.7%	24.2%
EBITDA Margin (non-GAAP)	37.2%	37.6%	34.5%

Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	March 31, 2019	December 31, 2018
Current debt	$1,955	$2,522
Long-term debt, less current portion	179,604	159,225
Total Debt	181,559	161,747
Total stockholders' equity	569,788	569,681
Total Capital	$751,347	$731,428

Ratio of Total Debt to Capital	24.2%	22.1%

Total Debt	$181,559	$161,747
Less: cash and cash equivalents	(54,486)	(56,118)
Net Debt	127,073	105,629
Total stockholders' equity	569,788	569,681
Total Capital, Net of Cash	$696,861	$675,310

Ratio of Net Debt to Capital	18.2%	15.6%

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